Exhibit 99.91

NEWS RELEASE

GOLDGROUP ANNOUNCES 4:1 CONSOLIDATION RATIO
AND GRANT OF STOCK OPTIONS

Vancouver, Canada – (July 3, 2026) – Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSXV:GGA, OTC:GGAZF, FSE:55G0) is pleased to confirm the ratio for the previously announced consolidation (the “Consolidation”) of Goldgroup’s issued and outstanding common shares without par value (each such share, a “Goldgroup Share”). In accordance with the terms of the Arrangement Agreement and Plan of Merger dated January 25, 2026, as amended May 15, 2026, Goldgroup and Gold Resource Corporation have jointly determined the ratio of the Consolidation to be one (1) post-Consolidation Goldgroup Share for every four (4) pre-Consolidation Goldgroup Shares.

As set out in the Company’s information circular dated May 29, 2026 (the “Information Circular”) and news releases dated May 15, 2026 and January 26, 2026, the Company will complete the Consolidation to meet the share price listing requirements of the NYSE American LLC (the “NYSE”). There can be no assurance that the Company’s listing application to the NYSE will result in the Company’s shares being listed for trading thereon. The Consolidation is subject to, among other things, the approval of the TSX Venture Exchange (the “TSXV”), which approval is subject to compliance with the requirements of the TSXV.

Stock Option Grant

The Company is also pleased to announce the grant of 3,750,000 pre-Consolidation options (937,500 post-Consolidation options) (the “Options”) to certain directors of the Company under its omnibus equity incentive plan (the “Omnibus Plan”). The Options are exercisable to acquire 3,750,000 Goldgroup Shares at an exercise price of $1.55 per Goldgroup Share. The Options vest immediately and expire one (1) year from the date of grant, subject to the terms and conditions of the Omnibus Plan. The grant of the Options is subject to approval by the TSXV.

About Goldgroup

Goldgroup is a Canadian-based mining Company with two high-growth gold assets in Mexico. The Company holds a 100% interest in the recently acquired San Francisco project located in the State of Sonora. The project is fully permitted for a rapid restart of mining operations and is comprised of two open pits together with heap leach processing facilities and associated infrastructure. It is a robust project with significant gold resources and strong upside in terms of optimized development and multiple, large-scale exploration targets.

In addition to the San Francisco gold project, the Company has a 100% interest in the producing Cerro Prieto heap leach gold mine located in the State of Sonora.

Goldgroup recently announced shareholder approval of a proposed business combination with Gold Resource Corporation, which holds a 100% interest in the producing Don David gold mine in Oaxaca, Mexico, as well as the Back Forty gold/silver development project in Michigan, USA. Subject to obtaining all required approvals and the satisfaction or waiver of all required closing conditions, the Arrangement is expected to close on or about July 17, 2026.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information on Goldgroup, please visit www.goldgroupmining.com.

On behalf of the Board of Directors

“Ralph Shearing”

Ralph Shearing, CEO

For more information:

+1 (604) 306-6867
410 – 1111 Melville St.
Vancouver, BC, V6E 3V6
www.goldgroupmining.com
ir@goldgroupmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). Forward-looking statements relate to analyses and other information that are based on forecasts of future results, as well as estimates and assumptions of management. These statements include, without limitation, statements relating to the completion of the Consolidation and the proposed application to list the Goldgroup Shares on the NYSE.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors, including, without limitation: receipt of all required regulatory approvals in connection with the Consolidation, including approval from the TSXV; uncertainties relating to the proposed application to list the Goldgroup Shares on the NYSE; and the risk factors disclosed in the Information Circular, Goldgroup’s annual information form dated June 10, 2026 and other continuous disclosure materials available under the Company’s profile on SEDAR+ at www.sedarplus.ca. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.

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